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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

Name of                Percent     Names Under Which           State of
Subsidiary             Ownership   Subsidiaries Do Business    Incorporation
---------------------  ----------  -------------------------   --------------

Investors Title        100%        Investors Title Insurance   North Carolina
Insurance Company                  Company

Northeast Investors    100%        Northeast Investors Title   South Carolina
Title Insurance                    Insurance Company
Company

Investors Title        100%        Investors Title Exchange    North Carolina
Exchange Corporation               Corporation

Investors Title        100%        Investors Title             South Carolina
Accommodation                      Accommodation Corporation
Corporation

Investors Title        100%        Investors Title Management  North Carolina
Management                         Services, Inc.
Services, Inc.